EXHIBIT 10.2
AMENDMENT TO
DUKE ENERGY CORPORATION
EXECUTIVE SEVERANCE PLAN
The Duke Energy Corporation Executive Severance Plan (the “Plan”) is hereby amended, effective May 8, 2024, as follows:
1.    Section 2(u)(iii) of the Plan is hereby deleted in its entirety and replaced with the following:
“(iii) only with respect to Tier I Participants, both a material diminution in the Participant’s authority, duties or responsibilities and removal of the Participant from the Senior Management Committee (or any successor to that committee).”
2. Except as explicitly set forth herein, the Plan will remain in full force and effect.
IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this amendment as of the dates set forth below.
DUKE ENERGY CORPORATION

By: ________________________________      Name: Lynn J. Good
Title: Chair and Chief Executive Officer
Date: ________________________